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                                                                    EXHIBIT 99.4


                        PHILLIPS-VAN HEUSEN CORPORATION


                               OFFER TO EXCHANGE


                  All Outstanding 8 1/8% Senior Notes Due 2013
                        ($150,000,000 Principal Amount)


                                      for


                          8 1/8% Senior Notes Due 2013
                        ($150,000,000 Principal Amount)
          Which have been Registered under the Securities Act of 1933


TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus dated      , 2003 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Phillips-Van Heusen Corporation (the "Company") to exchange up to $150,000,000 in aggregate principal amount of its 8 1/8% Senior Notes due 2013, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for up to $150,000,000 in aggregate principal amount of its outstanding 8 1/8% Senior Notes due 2013 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Outstanding Notes").

     The material is being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A TENDER OF ANY OUTSTANDING NOTES MAY BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Outstanding Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00
p.m., New York City time, on      , 2003, unless extended (the "Expiration
Date"). Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

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     Your attention is directed to the following:

     1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Notes for each $1,000 principal amount at maturity of the Outstanding Notes. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Outstanding Notes, except that the Exchange Notes are freely transferable by holders thereof (except as provided in the Prospectus).

     2. The Exchange Offer is subject to certain conditions. See "Exchange Offer -- Conditions" in the Prospectus.

     3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New
York City time, on      , 2003, unless extended.

     4. The Company has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

     5. Any transfer taxes incident to the transfer of Outstanding Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

     The Exchange Offer is not being made to nor will exchanges be accepted from or on behalf of holders of Outstanding Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.


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                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of Phillips-Van Heusen Corporation relating to $150,000,000 aggregate principal amount of its 8 1/8% Senior Notes due 2013, including the Prospectus and the Letter of Transmittal.

     This form will instruct you to tender the aggregate principal amount of Outstanding Notes indicated below (or, if no aggregate principal amount is indicated below, all Outstanding Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

     If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:
(i) any Exchange Notes acquired pursuant to the Exchange Offer will be obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the registered holder, (ii) neither the holder of Outstanding Notes nor any other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act or, if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


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[ ] Please tender the Outstanding Notes held by you for my account as indicated
    below:


AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OUTSTANDING NOTES


8 1/8% SENIOR NOTES DUE 2013: $


[ ] Please do not tender any Outstanding Notes held by you for my account.




                           ----------------------------------------------------


                           ----------------------------------------------------
                           Signature(s)


                           ----------------------------------------------------
                           Capacity (full title), if signing in a fiduciary or representative capacity


                           ----------------------------------------------------


                           ----------------------------------------------------
                           Name(s) and address, including zip code

                           Date:


                           ----------------------------------------------------
                           Area Code and Telephone Number


                           ----------------------------------------------------
                           Taxpayer Identification or Social Security Number

     NONE OF THE OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT.


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